Exhibit 16.1

                                                     Conformed Copy



Securities and Exchange Commission
Mail Stop 3-4
450 Fifth Street, NW
Washington, DC  20549

Ladies and Gentlemen:

We have read and agree with the comments pertaining to our firm contained under the heading "Change in Accountants" in Registration Statement No. 333-42423 on Form S-4 of J. Crew
Operating Corp. filed with the Securities and Exchange Commission.

Yours Truly,



/s/ DELOITTE & TOUCHE LLP

New York, New York
February 6, 1998